Form of

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (the “Agreement”) is made as of [ ], 2025 in Boston, Massachusetts, by and among PUTNAM TARGET DATE FUNDS, (the “Trust”), a Massachusetts business trust, on behalf of its PUTNAM SUSTAINABLE RETIREMENT MATURITY FUND series (the “Acquiring Fund”), and on behalf of its Putnam SUSTAINABLE RETIREMENT 2025 Fund series (the “Acquired Fund”), and, solely for purposes of Section 5 hereto, FRANKLIN ADVISERS, INC. (the “Investment Manager”).

PLAN OF REORGANIZATION

(a)	The Acquired Fund agrees to sell, assign, convey, transfer and deliver to the Acquiring Fund on the Exchange Date (as defined in Section 6) all of its properties and assets existing at the Valuation Time (as defined in Section 4(f)). In consideration therefor, the Acquiring Fund agrees, on the Exchange Date, to assume all of the liabilities of the Acquired Fund existing at the Valuation Time and to deliver to the Acquired Fund (i) a number of full and fractional Class A shares of beneficial interest of the Acquiring Fund (the “Class A Merger Shares”) having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class A shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to Class A shares of the Acquired Fund assumed by the Acquiring Fund on such date, (ii) a number of full and fractional Class C shares of beneficial interest of the Acquiring Fund (the “Class C Merger Shares”) having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class C shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to Class C shares of the Acquired Fund assumed by the Acquiring Fund on such date, (iii) a number of full and fractional Class R shares of beneficial interest of the Acquiring Fund (the “Class R Merger Shares”) having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class R shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to Class R shares of the Acquired Fund assumed by the Acquiring Fund on such date, (iv) a number of full and fractional Class R3 shares of beneficial interest of the Acquiring Fund (the “Class R3 Merger Shares”) having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class R3 shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to Class R3 shares of the Acquired Fund assumed by the Acquiring Fund on such date, (v) a number of full and fractional Class R4 shares of beneficial interest of the Acquiring Fund (the “Class R4 Merger Shares”) having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class R4 shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to Class R4 shares of the Acquired Fund assumed by the Acquiring Fund on such date, (vi) a number of full and fractional Class R5 shares of beneficial interest of the Acquiring Fund (the “Class R5 Merger Shares”) having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class R5 shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to Class R5 shares of the Acquired Fund assumed by the Acquiring Fund on such date, (vii) a number of full and fractional Class R6 shares of beneficial interest of the Acquiring Fund (the “Class R6 Merger Shares”) having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class R6 shares of the Acquired Fund transferred to the Acquiring Fund on such date less the value of the liabilities of the Acquired Fund attributable to Class R6 shares of the Acquired Fund assumed by the Acquiring Fund on such date, and (vii) a number of full and fractional Class Y shares of beneficial interest of the Acquiring Fund (the “Class Y Merger Shares”) having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class Y shares of the Acquired Fund transferred to the Acquiring

Fund on such date less the value of the liabilities of the Acquired Fund attributable to Class Y shares of the Acquired Fund assumed by the Acquiring Fund on such date. The Class A Merger Shares, Class C Merger Shares, Class R Merger Shares, Class R3 Merger Shares, Class R4 Merger Shares, Class R5 Merger Shares, Class R6 Merger Shares, and Class Y Merger Shares are referred to collectively as the “Merger Shares.” The reorganization described in this Plan is intended to be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the Code. Before the Exchange Date, the Acquired Fund will declare and pay to its shareholders a dividend and/or other distribution in an amount such that it will have distributed all of its net investment income and capital gains as described in Section 8(k) hereof.

(b)	Upon consummation of the transactions described in paragraph (a) of this Agreement, the Acquired Fund will distribute in complete liquidation to its Class A, Class C, Class R, Class R3, Class R4, Class R5, Class R6, and Class Y shareholders of record as of the Exchange Date the Merger Shares, each shareholder being entitled to receive that proportion of Class A Merger Shares, Class C Merger Shares, Class R Merger Shares, Class R3 Merger Shares, Class R4 Merger Shares, Class R5 Merger Shares, Class R6 Merger Shares, and Class Y Merger Shares that the number of Class A, Class C, Class R, Class R3, Class R4, Class R5, Class R6, and Class Y shares of beneficial interest of the Acquired Fund held by such shareholder bears to the number of Class A, Class C, Class R, Class R3, Class R4, Class R5, Class R6, and Class Y shares of the Acquired Fund outstanding on such date.
AGREEMENT

The Acquiring Fund and the Acquired Fund agree as follows:

1. Representations and warranties of the Acquiring Fund.

The Acquiring Fund represents and warrants to and agrees with the Acquired Fund that:

(a)	The Acquiring Fund is a series of the Trust, a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts, and has power to own all of its properties and assets and to carry out its obligations under this Agreement. The Trust is not required to qualify as a foreign association in any jurisdiction. The Trust has all necessary federal, state and local authorizations to carry on its business as now being conducted and to carry out this Agreement.
(b)	The Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and its registration has not been revoked or rescinded and is in full force and effect.
(c)	The audited financial statements and financial highlights of the Acquiring Fund for the fiscal year ended July 31, 2024, audited by PricewaterhouseCoopers LLP, the Acquiring Fund’s independent registered public accounting firm, have been furnished to the Acquired Fund. The statements of assets and liabilities and schedules of investments fairly present the financial position of the Acquiring Fund as of the dates thereof and the statements of operations and changes in net assets fairly reflect the results of its operations and changes in net assets for the periods covered thereby in conformity with U.S. generally accepted accounting principles.
(d)	The prospectus and statement of additional information of the Acquiring Fund dated November 31, 2024, previously furnished to the Acquired Fund, as modified by any amendment or supplement thereto or any superseding prospectus or statement of additional information in respect thereof in effect before the Exchange Date, which will be furnished to the Acquired Fund (collectively, the “Acquiring Fund Prospectus”), do not, as of the date hereof, and will not, as of the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that the

Acquiring Fund makes no representation or warranty as to any information in the Acquiring Fund Prospectus that does not specifically relate to the Acquiring Fund.

(e)	There are no material legal, administrative or other proceedings pending or, to the knowledge of the Acquiring Fund, threatened against the Acquiring Fund which assert liability or which may, if successfully prosecuted to their conclusion, result in liability on the part of the Acquiring Fund, other than as have been disclosed in the Registration Statement (defined below), the Acquiring Fund Prospectus or otherwise disclosed in writing to the Acquired Fund.
(f)	The Acquiring Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of [ ], 2025 and those incurred in the ordinary course of the Acquiring Fund’s business as an investment company since such date.
(g)	No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust, on behalf of the Acquiring Fund, of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, state securities or blue sky laws (which term as used herein will include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “H-S-R Act”).
(h)	The registration statement and any amendment thereto (including any post-effective amendment) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Acquiring Fund on Form N-14 relating to the Merger Shares issuable hereunder, on the effective date of the Registration Statement (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the Exchange Date, the prospectus contained in the Registration Statement (the “Prospectus”), as amended or supplemented by any amendments or supplements filed or requested to be filed with the Commission by the Acquiring Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by the Acquired Fund for use in the Registration Statement or the Prospectus.
(i)	There are no material contracts outstanding to which the Acquiring Fund is a party, other than as disclosed in the Registration Statement or the Prospectus.
(j)	All of the issued and outstanding shares of beneficial interest of the Acquiring Fund have been offered for sale and sold in conformity with all applicable federal securities laws.
(k)	For each taxable year of its operation, the Acquiring Fund has qualified and will at all times through the Exchange Date qualify for taxation as a “regulated investment company” under Sections 851 and 852 of the Code.
(l)	The Acquiring Fund has timely filed or will timely file (taking into account extensions) all federal, state and other tax returns or reports which are required to be filed by the Acquiring Fund and all such tax returns and reports are or will be true, correct and complete in all material respects. The Acquiring Fund has timely paid or will timely pay all federal, state and other taxes shown to be due or required to be shown as due on said returns or on any assessments received by the Acquiring Fund. All tax liabilities of the Acquiring Fund have been adequately provided for on its books, and to the knowledge of the Acquiring Fund, no tax deficiency or liability of the Acquiring Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid. As of the Exchange Date, the Acquiring Fund is not under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

(m)	The issuance of the Merger Shares pursuant to this Agreement will be in compliance with all applicable federal securities laws.
(n)	The Merger Shares have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable by the Acquiring Fund, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof.

2. Representations and warranties of the Acquired Fund.

The Acquired Fund represents and warrants to and agrees with the Acquiring Fund that:

(a)	The Acquired Fund is a series of the Trust, a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts, and has power to own all of its properties and assets and to carry out its obligations under this Agreement. The Trust is not required to qualify as a foreign association in any jurisdiction. The Trust has all necessary federal, state and local authorizations to carry on its business as now being conducted and to carry out this Agreement.
(b)	The Trust is registered under the 1940 Act as an open-end management investment company, and its registration has not been revoked or rescinded and is in full force and effect.
(c)	The audited financial statements and financial highlights of the Acquired Fund for the fiscal year ended July 31, 2024, audited by PricewaterhouseCoopers LLP , the Acquired Fund’s independent registered public accounting firm, have been furnished to the Acquiring Fund. The statements of assets and liabilities and schedules of investments fairly present the financial position of the Acquired Fund as of the dates thereof, and the statements of operations and changes in net assets fairly reflect the results of its operations and changes in net assets for the periods covered thereby in conformity with U.S. generally accepted accounting principles.
(d)	The prospectus and statement of additional information of the Acquired Fund dated November 31, 2024, previously furnished to the Acquiring Fund, together with any amendment or supplement thereto or any superseding prospectus or statement of additional information in respect thereof in effect before the Exchange Date, which will be furnished to the Acquiring Fund (collectively the “Acquired Fund Prospectus”), do not, as of the date hereof, and will not, as of the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that the Acquired Fund makes no representation or warranty as to any information in the Acquired Fund Prospectus that does not specifically relate to the Acquired Fund.
(e)	There are no material legal, administrative or other proceedings pending or, to the knowledge of the Acquired Fund, threatened against the Acquired Fund which assert liability or which may, if successfully prosecuted to their conclusion, result in liability on the part of the Acquired Fund, other than as have been disclosed in the Registration Statement, the Acquired Fund Prospectus or otherwise disclosed in writing to the Acquiring Fund.
(f)	The Acquired Fund has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of [ ], 2025 and those incurred in the ordinary course of the Acquired Fund’s business as an investment company since such date. Before the Exchange Date, the Acquired Fund will advise the Acquiring Fund of all material liabilities, contingent or otherwise, incurred by it subsequent to [ ], 2025, whether or not incurred in the ordinary course of business.

(g)	No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust, on behalf of the Acquired Fund, of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or blue sky laws, or the H-S-R Act.
(h)	The Registration Statement and the Prospectus on the effective date of the Registration Statement and insofar as they do not relate to the Acquiring Fund (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the Exchange Date, the Prospectus, as amended or supplemented by any amendments or supplements filed or requested to be filed by the Acquiring Fund with the Commission, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that the representations and warranties in this subsection shall apply only to statements of fact relating to the Acquired Fund contained in the Registration Statement or the Prospectus, or omissions to state in any thereof a material fact relating to the Acquired Fund, as such Registration Statement, and Prospectus shall be furnished to the Acquired Fund in definitive form as soon as practicable following effectiveness of the Registration Statement and before any public distribution of the Prospectus.
(i)	There are no material contracts outstanding to which the Acquired Fund is a party, other than as disclosed in the Acquired Fund’s registration statement (including any post-effective amendment) filed with the Commission on Form N-1A or the Acquired Fund Prospectus.
(j)	All of the issued and outstanding shares of beneficial interest of the Acquired Fund have been offered for sale and sold in conformity with all applicable federal securities laws.
(k)	For each taxable year of its operation (including the taxable year ending on the Exchange Date), the Acquired Fund has qualified and will at all times through the Exchange Date qualify for taxation as a “regulated investment company” under Sections 851 and 852 of the Code.
(l)	The Acquired Fund has timely filed or will timely file (taking into account extensions) all federal, state and other tax returns or reports which are required to be filed by the Acquired Fund on or before the Exchange Date, and all such tax returns and reports are or will be true, correct and complete in all material respects. The Acquiring Fund has timely paid or will timely pay all federal, state and other taxes shown to be due or required to be shown as due on said returns or on any assessments received by the Acquired Fund. All tax liabilities of the Acquired Fund have been adequately provided for on its books, and to the knowledge of the Acquired Fund, no tax deficiency or liability of the Acquired Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid. As of the Exchange Date, the Acquired Fund is not under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.
(m)	At both the Valuation Time and the Exchange Date, the Acquired Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments (defined below) and any other assets and liabilities of the Acquired Fund to be transferred to the Acquiring Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, the Acquiring Fund will acquire the Investments and any such other assets and liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof (except for restrictions previously disclosed to the Acquiring Fund by the Acquired Fund). As used in this Agreement, the term “Investments” means the Acquired Fund’s investments shown on the schedule of its investments as of [ ], 2025 referred to in Section 2(c) hereof, as supplemented with such changes as the Acquired

Fund makes and changes resulting from stock dividends, stock splits, mergers and similar corporate actions.

(n)	No registration under the 1933 Act of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the Acquiring Fund or the Acquired Fund, except as previously disclosed to the Acquiring Fund by the Acquired Fund.
(o)	At the Exchange Date, the Acquired Fund will have sold such of its assets, if any, as may be necessary to ensure that, after giving effect to the acquisition of the assets of the Acquired Fund pursuant to this Agreement, the Acquiring Fund will remain in compliance with its investment restrictions as set forth in the Registration Statement.

3. Reorganization.

(a)	Subject to the terms and conditions contained herein (including the Acquired Fund’s obligation to distribute to its shareholders all of its net investment income and capital gains as described in Section 8(k) hereof), the Acquired Fund agrees to sell, assign, convey, transfer and deliver to the Acquiring Fund, and the Acquiring Fund agrees to acquire from the Acquired Fund, on the Exchange Date all of the Investments and all of the cash and other properties and assets of the Acquired Fund, whether accrued or contingent (including cash received by the Acquired Fund upon the liquidation by the Acquired Fund of any investments purchased by the Acquired Fund after [ ], 2025 and designated by the Acquiring Fund as being unsuitable for it to acquire), in exchange for that number of Merger Shares provided for in Section 4 and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, whether accrued or contingent, existing at the Valuation Time. Pursuant to this Agreement, the Acquired Fund will, as soon as practicable after the Exchange Date, distribute all of the Class A Merger Shares, Class C Merger Shares, Class R Merger Shares, Class R3 Merger Shares, Class R4 Merger Shares, Class R5 Merger Shares, Class R6 Merger Shares, and Class Y Merger Shares received by it to the Class A, Class C, Class R, Class R3, Class R4, Class R5, Class R6, and Class Y shareholders, respectively, of the Acquired Fund, in complete liquidation of the Acquired Fund.
(b)	As soon as practicable, the Acquired Fund will, at its expense, liquidate such of its portfolio securities as the Acquiring Fund indicates it does not wish to acquire. This liquidation will be substantially completed before the Exchange Date, unless otherwise agreed by the Acquired Fund and the Acquiring Fund.
(c)	The Acquired Fund agrees to pay or cause to be paid to the Acquiring Fund any interest, cash or such dividends, rights and other payments received by it on or after the Exchange Date with respect to the Investments and other properties and assets of the Acquired Fund, whether accrued or contingent. Any such distribution will be deemed included in the assets transferred to the Acquiring Fund at the Exchange Date and will not be separately valued unless the securities in respect of which such distribution is made have gone “ex” before the Valuation Time, in which case any such distribution which remains unpaid at the Exchange Date will be included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Fund.

4. Exchange date; valuation time.

On the Exchange Date, the Acquiring Fund will deliver to the Acquired Fund, determined in each case as provided hereafter in Section 4, (i) a number of full and fractional Class A Merger Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class A shares of the Acquired Fund transferred to the Acquiring Fund on that date less the value of the liabilities of the Acquired Fund attributable to Class A shares of the Acquired Fund assumed by the Acquiring Fund on that date; (ii) a number of full and fractional Class C Merger Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class C shares of the Acquired Fund transferred to the Acquiring Fund on that date less the value of the liabilities of the Acquired Fund attributable to Class C shares of the Acquired Fund assumed by the Acquiring Fund on that date; (iii) a number of full and fractional Class R Merger Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class R shares of the Acquired Fund transferred to the Acquiring Fund on that date less the value of the liabilities of the Acquired Fund attributable to Class R shares of the Acquired Fund assumed by the Acquiring Fund on that date; (iv) a number of full and fractional Class R3 Merger Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class R3 shares of the Acquired Fund transferred to the Acquiring Fund on that date less the value of the liabilities of the Acquired Fund attributable to Class R3 shares of the Acquired Fund assumed by the Acquiring Fund on that date; (v) a number of full and fractional Class R4 Merger Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class R4 shares of the Acquired Fund transferred to the Acquiring Fund on that date less the value of the liabilities of the Acquired Fund attributable to Class R4 shares of the Acquired Fund assumed by the Acquiring Fund on that date; (vi) a number of full and fractional Class R5 Merger Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class R5 shares of the Acquired Fund transferred to the Acquiring Fund on that date less the value of the liabilities of the Acquired Fund attributable to Class R5 shares of the Acquired Fund assumed by the Acquiring Fund on that date; (vii) a number of full and fractional Class R6 Merger Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class R6 shares of the Acquired Fund transferred to the Acquiring Fund on that date less the value of the liabilities of the Acquired Fund attributable to Class R6 shares of the Acquired Fund assumed by the Acquiring Fund on that date; and (viii) a number of full and fractional Class Y Merger Shares having an aggregate net asset value equal to the value of the assets of the Acquired Fund attributable to Class Y shares of the Acquired Fund transferred to the Acquiring Fund on that date less the value of the liabilities of the Acquired Fund attributable to Class Y shares of the Acquired Fund assumed by the Acquiring Fund on that date.

(a)	The net asset value of the Merger Shares to be delivered to the Acquired Fund, the value of the assets attributable to the Class A, Class C, Class R, Class R3, Class R4, Class R5, Class R6, and Class Y shares of the Acquired Fund and the value of the liabilities attributable to the Class A, Class C, Class R, Class R3, Class R4, Class R5, Class R6, and Class Y shares of the Acquired Fund to be assumed by the Acquiring Fund will in each case be determined as of the Valuation Time by the Acquiring Fund, in cooperation with the Acquired Fund, pursuant to procedures customarily used by the Acquiring Fund in determining the fair market value of the Acquiring Fund’s assets and liabilities.

(b) No adjustment will be made in the net asset value of either the Acquired Fund or the Acquiring Fund to take into account differences in realized and unrealized gains and losses.

(c)	The investment restrictions of the Acquired Fund will be temporarily amended to the extent necessary to effect the transactions contemplated by this Agreement.
(d)	The Acquiring Fund will issue the Merger Shares, registered in the name of the Acquired Fund, to the Acquired Fund. The Acquiring Fund will then, in accordance with written instructions furnished by the Acquired Fund, re-register the Class A Merger Shares in the names of the Class A shareholders of the Acquired Fund, re-register the Class C Merger Shares in the names of the Class C shareholders of the Acquired Fund, re-register the Class R Merger Shares in the names of the Class R shareholders of the Acquired Fund, re-register the Class R3 Merger Shares in the names of the Class R3 shareholders of the Acquired Fund, re-register the Class R4 Merger Shares in the names of the Class R4 shareholders of the Acquired Fund, re-register the Class R5 Merger Shares in the names of the Class R5 shareholders of the Acquired Fund, re-register the Class R6 Merger Shares in the names of the Class R6 shareholders of the Acquired Fund, and re-register the Class Y Merger Shares in the names of the Class Y shareholders of the Acquired Fund. The Acquiring Fund will not permit any shareholder of an Acquired Fund holding share certificates as of the Exchange Date to receive dividends and other distributions on the Merger Shares in cash (although such dividends and other distributions will be credited to the account of such shareholder) or pledge the Merger Shares until such shareholder has surrendered his or her outstanding certificates of the Acquired Fund or, in the event of lost, stolen, or destroyed certificates, posted adequate bond. In the event that a shareholder is not permitted to receive dividends and other distributions on the Merger Shares in cash as provided in the preceding sentence, the Acquiring Fund will pay any such dividends or distributions in additional shares, notwithstanding any election such shareholder has made previously with respect to the payment, in cash or otherwise, of dividends and distributions on shares of the Acquired Fund. The Acquired Fund with outstanding share certificates as of the Exchange Date will, at its expense, request the shareholders of the Acquired Fund to surrender their outstanding certificates of the Acquired Fund, or post adequate bond, as the case may be.

(e)	The Acquiring Fund will assume all liabilities of the Acquired Fund, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of the Acquired Fund or otherwise.
(f)	The Valuation Time is 4:00 p.m. Eastern Time on [ ], 2025 or such earlier or later time and day as may be mutually agreed upon in writing by the parties (the “Valuation Time”).

5. Expenses, fees, etc.

(a)	All direct fees and expenses, including legal and accounting expenses, portfolio transfer taxes (if any), and other similar expenses incurred in connection with the consummation by the Acquiring Fund and the Acquired Fund of the transactions contemplated by this Agreement (together with the costs specified below, “Expenses”) will be apportioned equally to the Acquired Fund and the Acquiring Fund as of the Valuation Time, except that the costs of liquidating such of the Acquired Fund’s portfolio securities as the Acquiring Fund shall indicate it does not wish to acquire before the Exchange Date shall be borne and paid by the Acquired Fund; and provided that, pursuant to an existing contractual obligation, the Investment Manager shall be required to bear and pay a portion of the Expenses apportioned to Acquiring Fund and Acquiring Fund under this Section 5(a), and (iii) the costs of SEC registration fees will be allocated to the Acquiring Fund and the Acquired Fund pro rata based on each fund’s assets; and provided that, pursuant to an existing contractual obligation, the Investment Manager shall be required to bear and pay a portion of the Expenses apportioned to Acquired and Acquiring Fund under this Section 5(a); and, provided further such Expenses will in any event be paid by the party bearing such Expenses.
(b)	In the event the transaction contemplated by this Agreement is not consummated by reason of (i) the Acquiring Fund’s being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to the Acquiring Fund’s obligations referred to in Section 8) or (ii) the nonfulfillment or failure of any condition to Acquired Fund’s obligations referred to in Section 9, the Acquiring Fund will pay directly all reasonable fees and expenses incurred by Acquired Fund in connection with such transactions, including, without limitation, legal, accounting and filing fees.
(c)	In the event the transaction contemplated by this Agreement is not consummated by reason of (i) Acquired Fund’s being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Acquired Fund’s obligations referred to in Section 9) or (ii) the nonfulfillment or failure of any condition to the Acquiring Fund’s obligations referred to in Section 8, Acquired Fund will pay directly all reasonable fees and expenses incurred by the Acquiring Fund in connection with such transactions, including without limitation legal, accounting and filing fees.

(d)	In the event the transaction contemplated by this Agreement is not consummated for any reason other than (i) the Acquiring Fund’s or Acquired Fund’s being either unwilling or unable to go forward or (ii) the nonfulfillment or failure of any condition to the Acquiring Fund’s or the Acquired Fund’s obligations referred to in Section 8 or Section 9 of this Agreement, then each of the Acquiring Fund and the Acquired Fund will bear all of its own expenses incurred in connection with such transactions.
(e)	Notwithstanding any other provisions of this Agreement, if for any reason a transaction contemplated by this Agreement is not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.

6. Exchange date.

Delivery of the assets of the Acquired Fund to be transferred, assumption of the liabilities of the Acquired Fund to be assumed and the delivery of the Merger Shares to be issued shall be made at the offices of The Putnam Funds, 100 Federal Street, Boston, Massachusetts 02110, at 7:30 a.m. on the next business day following the Valuation Time, or at such other time and date agreed to by the Acquiring Fund and the Acquired Fund, the date and time upon which such delivery is to take place being referred to herein as the “Exchange Date.”

7. Dissolution.

(a)	Reserved.
(b)	The Acquired Fund agrees that the liquidation and dissolution of the Acquired Fund will be effected in the manner provided in the Trust’s Agreement and Declaration of Trust in accordance with applicable law and that on and after the Exchange Date, the Acquired Fund will not conduct any business except in connection with its liquidation and dissolution.
(c)	The Acquiring Fund will file the Registration Statement with the Commission. Each of the Acquired Fund and the Acquiring Fund will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations thereunder, to be set forth in the Registration Statement, including the Prospectus.

8. Conditions to the Acquiring Fund’s obligations.

The obligations of the Acquiring Fund hereunder, in respect of the Acquiring Fund’s acquisition of the Acquired Fund, are subject to the following conditions:

(a)	That this Agreement is adopted and the transactions contemplated hereby are approved by the affirmative vote of (i) at least a majority of the Trustees of the Acquired Fund (including a majority of those Trustees who are not “interested persons” of the Acquired Fund, as defined in Section 2(a)(19) of the 1940 Act); and (ii) at least a majority of the Trustees of the Acquiring Fund (including a majority of those Trustees who are not “interested persons” of the Acquiring Fund, as defined in Section 2(a)(19) of the 1940 Act).
(b)	That the Acquired Fund will have furnished to the Acquiring Fund (i) a statement of the Acquired Fund’s net assets, with values determined as provided in Section 4 of this Agreement, together with a list of Investments, all as of the Valuation Time, certified on the Acquired Fund’s behalf by the Acquired Fund’s President (or any Vice President) and Treasurer (or any Assistant or Associate Treasurer), and a certificate of both officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of the Acquired Fund since [ ], 2025, other than changes in the Investments and other assets and properties since that date or changes in the market value of the Investments and other assets of the Acquired Fund, changes due to net redemptions or changes due to dividends paid or losses from operations; (ii) a statement of the tax basis of each Investment transferred by the Acquired Fund to the Acquiring Fund; and (iii) copies of all relevant tax books and records.

(c)	That the Acquired Fund will have furnished to the Acquiring Fund a statement, dated the Exchange Date, signed on behalf of the Acquired Fund by the Acquired Fund’s President (or any Vice President) and Treasurer (or any Assistant or Associate Treasurer) certifying that as of the Valuation Time and as of the Exchange Date all representations and warranties of the Acquired Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, and that the Acquired Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates.
(d)	That there is no material litigation pending with respect to the matters contemplated by this Agreement.
(e)	That the Acquiring Fund will have received an opinion of Ropes & Gray LLP, in form satisfactory to the Acquiring Fund and dated the Exchange Date, to the effect that (i) the Acquired Fund is a series of the Trust, which is a voluntary association with transferable shares duly established and validly existing under the laws of The Commonwealth of Massachusetts, and, to the knowledge of such counsel, is not required to qualify to do business as a foreign association in any jurisdiction except as may be required by state securities or blue sky laws, (ii) this Agreement has been duly authorized, executed, and delivered by the Trust, on behalf of the Acquired Fund and, assuming that the Registration Statement and the Prospectus comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by the Trust, on behalf of the Acquiring Fund, is a valid and binding obligation of the Trust, on behalf of the Acquired Fund, (iii) the Acquired Fund has power to sell, assign, convey, transfer and deliver the assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, the Acquired Fund will have duly sold, assigned, conveyed, transferred and delivered such assets to the Acquiring Fund, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate the Trust’s Agreement and Declaration of Trust, as amended, or Bylaws, as amended, or any provision of any agreement known to such counsel to which the Acquired Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in the Trust’s Agreement and Declaration of Trust, Bylaws, and the Acquired Fund’s then-current prospectus, statement of additional information, or Registration Statement, such counsel may rely upon a certificate of an officer of the Acquired Fund whose responsibility it is to advise the Acquired Fund with respect to such matters, (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust, on behalf of the Acquired Fund, of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act, and (vi) such other matters as the Acquiring Fund may reasonably deem necessary or desirable.
(f)	That the Acquiring Fund will have received an opinion of Ropes & Gray LLP dated the Exchange Date (which opinion would be based upon certain factual representations and customary assumptions and subject to certain qualifications), in a form reasonably satisfactory to each of the Acquired Fund and the Acquiring Fund, substantially to the effect that, although the matter is not free from doubt, on the basis of the existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules and court decisions, generally for U.S. federal income tax purposes: (i) the acquisition by the Acquiring Fund of all of the assets of the Acquired Fund solely in exchange for Merger Shares and the assumption by the Acquiring Fund of liabilities of the Acquired Fund followed by the distribution by the Acquired Fund to its shareholders of Merger Shares in complete liquidation of the Acquired Fund, all pursuant to this Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code and the Acquired Fund and the Acquiring Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code, (ii) under Sections 361 and 357 of the Code, no gain or loss will be recognized by the Acquired Fund upon the transfer of its assets to the Acquiring Fund pursuant to this Agreement in exchange for Merger Shares and the assumption of the Acquired Fund’s liabilities by the Acquiring Fund or upon the distribution of Merger Shares by the Acquired Fund to its shareholders in liquidation of the Acquired Fund, except for (A) any gain or loss recognized on (1) “Section 1256 contracts” as defined in Section 1256(b) of the Code or (2) stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (B) any other gain or loss required to be recognized (1) as a result of the closing of the tax year of the Acquired Fund, (2) upon the termination of a position, or (3) upon the transfer of an asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code, (iii) under Section 354 of the Code, no gain or loss will be recognized by shareholders of the Acquired Fund upon the exchange of their shares of the Acquired Fund for Merger Shares, (iv) under Section 358 of the Code, the aggregate tax basis of the Merger Shares a shareholder of the Acquired Fund receives pursuant to this Agreement will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor, (v) under Section 1223(1) of the Code, a shareholder of the Acquired Fund’s holding period for the Merger Shares received pursuant to this Agreement will include the period during which such shareholder held or is treated for federal income tax purposes as having held the Acquired Fund shares exchanged therefor, provided that, the shareholder held those Acquired Fund shares as capital assets, (vi) under Section 1032 of the Code, no gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund in exchange for Merger Shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund, (vii) under Section 362(b) of the Code, the Acquiring Fund’s tax basis in the assets of the Acquired Fund transferred to the Acquiring Fund pursuant to this Agreement will be the same as the Acquired Fund’s tax basis immediately prior to the transfer, increased by any gain or decreased by any loss required to be recognized as described in (ii) above, (viii) under Section 1223(2) of the Code, the holding period in the hands of the Acquiring Fund of each Acquired Fund asset transferred to the Acquiring Fund pursuant to this Agreement, other than certain assets with respect to which gain or loss is required to be recognized as described in (ii) above, will include the period during which such asset was held or treated for federal income tax purposes as held by the Acquired Fund, and (ix) the Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

(g)	That the assets of the Acquired Fund to be acquired by the Acquiring Fund will include no assets which the Acquiring Fund, by reason of charter limitations or of investment restrictions disclosed in the Registration Statement in effect on the Exchange Date, may not properly acquire.
(h)	That the Registration Statement will have become effective under the 1933 Act, and no stop order suspending such effectiveness will have been instituted or, to the knowledge of the Acquiring Fund, threatened by the Commission.
(i)	That the Acquiring Fund will have received from the Commission, any relevant state securities administrator and the Department of Justice (the “Department”) such order or orders as Ropes & Gray LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders will be in full force and effect.
(j)	That all proceedings taken by the Acquired Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto are satisfactory in form and substance to the Acquiring Fund and Ropes & Gray LLP.
(k)	That, before the Exchange Date, the Acquired Fund declares a dividend or dividends which, together with all previous distributions qualifying for the dividends-paid deduction, has the effect of distributing to the shareholders of the Acquired Fund, in distributions qualifying for the dividends-

paid deduction, (i) all of the excess of (X) the Acquired Fund’s investment income excludable from gross income under Section 103 of the Code over (Y) the Acquired Fund’s deductions disallowed under Sections 265 and 171 of the Code, (ii) all of the Acquired Fund’s investment company taxable income (as defined in Section 852 of the Code), and (iii) all of its net capital gain realized after reduction by any capital loss carryover; the amounts in (i), (ii) and (iii) shall in each case be computed without regard to the dividends-paid deduction and shall include amounts in respect of both (x) the Acquired Fund’s taxable year that will end on the Exchange Date and (y) any prior taxable year of the Acquired Fund, to the extent such dividend or dividends are eligible to be treated as paid during such prior year under Section 855(a) of the Code.

(l)	That the Acquired Fund’s custodian has delivered to the Acquiring Fund a certificate identifying all of the assets of the Acquired Fund held by such custodian as of the Valuation Time.
(m)	That the Acquired Fund’s transfer agent has provided to the Acquiring Fund (i) the originals or true copies of all of the records of the Acquired Fund in the possession of such transfer agent as of the Exchange Date, (ii) a certificate setting forth the number of shares of the Acquired Fund outstanding as of the Valuation Time, and (iii) the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder.
(n)	That all of the issued and outstanding shares of beneficial interest of the Acquired Fund will have been offered for sale and sold in conformity with all applicable state securities or blue sky laws and, to the extent that any audit of the records of the Acquired Fund or its transfer agent by the Acquiring Fund or its agents will have revealed otherwise, either (i) the Acquired Fund will have taken all actions that in the opinion of the Acquiring Fund or its counsel are necessary to remedy any prior failure on the part of the Acquired Fund to have offered for sale and sold such shares in conformity with such laws or (ii) the Acquired Fund shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of the Acquiring Fund in amounts sufficient and upon terms satisfactory, in the opinion of the Acquiring Fund or its counsel, to indemnify the Acquiring Fund against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of the Acquired Fund to have offered and sold such shares in conformity with such laws.
(o)	That the Acquired Fund will have executed and delivered to the Acquiring Fund an instrument of transfer dated as of the Exchange Date pursuant to which the Acquired Fund will assign, transfer and convey all of the assets and other property to the Acquiring Fund at the Valuation Time in connection with the transactions contemplated by this Agreement.

9. Conditions to the Acquired Fund’s obligations.

The obligations of the Acquired Fund hereunder, in respect of the acquisition of the Acquired Fund by the Acquiring Fund, shall be subject to the following conditions:

(a)	That this Agreement is adopted and the transactions contemplated hereby are approved by the affirmative vote of (i) at least a majority of the Trustees of the Acquired Fund (including a majority of those Trustees who are not “interested persons” of the Acquired Fund, as defined in Section 2(a)(19) of the 1940 Act); and (ii) at least a majority of the Trustees of the Acquiring Fund (including a majority of those Trustees who are not “interested persons” of the Acquiring Fund, as defined in Section 2(a)(19) of the 1940 Act).
(b)	That the Acquiring Fund will have furnished to the Acquired Fund a statement of the Acquiring Fund’s net assets, together with a list of portfolio holdings with values determined as provided in Section 4 of this Agreement, all as of the Valuation Time, certified on behalf of the Acquiring Fund by the Acquiring Fund’s President (or any Vice President) and Treasurer (or any Assistant or Associate Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of the Acquiring Fund since [ ], 2025, other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions or changes due to dividends paid or losses from operations.

(c)	That the Acquiring Fund will have executed and delivered to the Acquired Fund an Assumption of Liabilities dated as of the Exchange Date pursuant to which the Acquiring Fund will assume all of the liabilities of the Acquired Fund existing at the Valuation Time in connection with the transactions contemplated by this Agreement.
(d)	That the Acquiring Fund will have furnished to the Acquired Fund a statement, dated the Exchange Date, signed on behalf of the Acquiring Fund by the Acquiring Fund’s President (or any Vice President) and Treasurer (or any Assistant or Associate Treasurer) certifying that as of the Valuation Time and as of the Exchange Date all representations and warranties of the Acquiring Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, and that the Acquiring Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates.
(e)	That there is no material litigation pending or threatened with respect to the matters contemplated by this Agreement.
(f)	That the Acquired Fund will have received an opinion of Ropes & Gray LLP, in form satisfactory to the Acquired Fund and dated the Exchange Date, to the effect that (i) the Acquiring Fund is a series of the Trust, which is a voluntary association with transferable shares duly established and validly existing in conformity with the laws of The Commonwealth of Massachusetts, and, to the knowledge of such counsel, is not required to qualify to do business as a foreign association in any jurisdiction except as may be required by state securities or blue sky laws, (ii) this Agreement has been duly authorized, executed and delivered by the Acquiring Fund, and, assuming that the Prospectus and the Registration Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by the Acquired Fund, is a valid and binding obligation of the Acquiring Fund, (iii) the Merger Shares to be delivered to the Acquired Fund as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by the Acquiring Fund and no shareholder of the Acquiring Fund has any preemptive right to subscription or purchase in respect thereof, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate the Trust’s Agreement and Declaration of Trust, as amended, or Bylaws, or any provision of any agreement known to such counsel to which the Acquiring Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in the Trust’s Agreement and Declaration of Trust, Bylaws, then current prospectus or statement of additional information or the Registration Statement, such counsel may rely upon a certificate of an officer of the Acquiring Fund whose responsibility it is to advise the Acquiring Fund with respect to such matters, (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act, and (vi) the Registration Statement has become effective under the 1933 Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.
(g)	That the Acquired Fund will have received an opinion of Ropes & Gray LLP dated the Exchange Date (which opinion would be based upon certain factual representations and customary assumptions and subject to certain qualifications), in a form reasonably satisfactory to each of the Acquired Fund and the Acquiring Fund, substantially to the effect that, although the matter is not free from doubt, on the basis of the existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules and court decisions, generally for U.S. federal income tax purposes: (i) the acquisition by the Acquiring Fund of all of the assets of the Acquired Fund solely in exchange for Merger Shares and the assumption by the Acquiring Fund of liabilities of the Acquired Fund followed by the distribution by the Acquired Fund to its shareholders of Merger Shares in complete liquidation of the Acquired Fund, all pursuant to this Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code and the Acquired Fund and the Acquiring Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code, (ii) under Sections 361 and 357 of the Code, no gain or loss will be recognized by the Acquired Fund upon the transfer of its assets to the Acquiring Fund pursuant to this Agreement in exchange for Merger Shares and the assumption of the Acquired Fund’s liabilities by the Acquiring Fund or upon the distribution of Merger Shares by the Acquired Fund to its shareholders in liquidation of the Acquired Fund, except for (A) any gain or loss recognized on (1) “Section 1256 contracts” as defined in Section 1256(b) of the Code or (2) stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (B) any other gain or loss required to be recognized (1) as a result of the closing of the tax year of the Acquired Fund, (2) upon the termination of a position, or (3) upon the transfer of an asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code, (iii) under Section 354 of the Code, no gain or loss will be recognized by shareholders of the Acquired Fund upon the exchange of their shares of the Acquired Fund for Merger Shares, (iv) under Section 358 of the Code, the aggregate tax basis of the Merger Shares received by a shareholder of the Acquired Fund pursuant to this Agreement will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor, (v) under Section 1223(1) of the Code, the holding period for the Merger Shares received pursuant to this Agreement by a shareholder of the Acquired Fund will include the period during which such shareholder held or is treated for federal income tax purposes as having held the shares of the Acquired Fund exchanged therefor, provided that, the shareholder held those shares of the Acquired Fund as capital assets, (vi) under Section 1032 of the Code, no gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund in exchange for Merger Shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund, (vii) under Section 362(b) of the Code, the Acquiring Fund’s tax basis in the assets of the Acquired Fund transferred to the Acquiring Fund pursuant to this Agreement will be the same as the Acquired Fund’s tax basis immediately prior to the transfer, increased by any gain or decreased by any loss required to be recognized as described in (ii) above, (viii) under Section 1223(2) of the Code, the holding period in the hands of the Acquiring Fund of each Acquired Fund asset transferred to the Acquiring Fund pursuant to this Agreement, other than certain assets with respect to which gain or loss is required to be recognized as described in (ii) above, will include the period during which such asset was held or treated for federal income tax purposes as held by the Acquired Fund, and (ix) the Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

(h)	That all proceedings taken by or on behalf of the Acquiring Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto will be satisfactory in form and substance to the Acquired Fund and Ropes & Gray LLP.
(i)	That the Registration Statement is effective under the 1933 Act, and no stop order suspending such effectiveness will have been instituted or, to the knowledge of the Acquiring Fund, threatened by the Commission.
(j)	That the Acquired Fund shall have received from the Commission, any relevant state securities administrator and the Department such order or orders as Ropes & Gray LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders shall be in full force and effect.

10. Indemnification.

(a)	The Acquired Fund agrees to indemnify and hold harmless, out of the assets of the Acquired Fund but no other assets, the Acquiring Fund, its Trustees and its officers (for purposes of this subparagraph, the “Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to the Acquired Fund contained in the Registration Statement, the Prospectus, or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact relating to the Acquired Fund required to be stated therein or necessary to make the statements relating to the Acquired Fund therein not misleading, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of the Acquired Fund. The Indemnified Parties will notify the Acquired Fund in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 10(a). The Acquired Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 10(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if the Acquired Fund elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. The Acquired Fund’s obligation under this Section 10(a) to indemnify and hold harmless the Indemnified Parties constitutes a guarantee of payment so that the Acquired Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 10(a) without the necessity of the Indemnified Parties’ first paying the same.
(b)	The Acquiring Fund agrees to indemnify and hold harmless, out of the assets of the Acquiring Fund but no other assets, the Acquired Fund, its Trustees and its officers (for purposes of this subparagraph, the “Indemnified Parties”) against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact relating to the Acquiring Fund contained in the Registration Statement, the Prospectus, or any amendment or supplement to any of the foregoing, or arising out of, or based upon, the omission or alleged omission to state in any of the foregoing a material fact relating to the Acquiring Fund required to be stated therein or necessary to make the statements relating to the Acquiring Fund therein not misleading, including without limitation any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the consent of the Acquiring Fund. The Indemnified Parties will notify the Acquiring Fund in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 10(b). The Acquiring Fund shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 10(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if the Acquiring Fund elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. the Acquiring Fund’s obligation under this Section 10(b) to indemnify and hold harmless the Indemnified

Parties constitutes a guarantee of payment so that the Acquiring Fund will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by it under this Section 10(b) without the necessity of the Indemnified Parties’ first paying the same.

11. No broker, etc.

Each of the Acquired Fund and the Acquiring Fund represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker’s or finder’s or other similar fee or commission arising out of the transactions contemplated by this Agreement.

12. Termination.

The Trust, on behalf of the Acquired Fund, and the Acquiring Fund may, by mutual consent of their Trustees, terminate this Agreement, and the Acquired Fund or the Acquiring Fund, after consultation with counsel and by consent of their Trustees or an officer authorized by such Trustees, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by [ ], 202[ ], this Agreement shall automatically terminate on that date unless a later date is agreed to by the Trust, on behalf of the Acquired Fund, and the Acquiring Fund.

13. Covenants, etc. deemed material.

All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

14. Sole agreement; amendments.

This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

15. Agreement and Declaration of Trust.

Copies of the Agreements and Declarations of Trust, as amended, of the Trust are on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed by the Trustees or officers of the Trust, as Trustees or officers and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Acquired Fund and the Acquiring Fund, respectively.

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

PUTNAM TARGET DATE FUNDS, on behalf of its PUTNAM RETIREMENT SUSTAINABLE RETIREMENT FUND series

By: _________________________

Jonathan S. Horwitz

Executive Vice President, Principal Executive Officer and Compliance Liaison

PUTNAM TARGET DATE FUNDS, on behalf of its PUTNAM SUSTAINABLE RETIREMENT 2025 FUND series

By: _______________________

Jonathan S. Horwitz

Executive Vice President, Principal Executive Officer and Compliance Liaison

FRANKLIN ADVISERS, INC., solely for the purposes of Section 5

By: _______________________

Thomas C. Merchant

Chief Legal Officer